Exhibit 31.2
SARBANES-OXLEY SECTION 302(a) CERTIFICATION
I, Keith S. Krzeminski, certify that:
1.	I have reviewed this annual report on Form 10-K/A of McAfee, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Keith S. Krzeminski
Keith S. Krzeminski
Chief Accounting Officer and Senior Vice President, Finance
April 29, 2008